Exhibit 24.1
POWER OF ATTORNEY
The undersigned members of the Board of Directors and Executive Officers of Enterprise Financial Services Corp, a Delaware corporation (the "Company") hereby appoint Keene S. Turner or Peter F. Benoist as their Attorney-in-Fact for the purpose of signing the Company's Securities Exchange Commission Form 10-K (and any amendments thereto) for the year ended December 31, 2014.

Signature	Title	Date

/s/ James J. Murphy, Jr.	Chairman of the Board	February 27, 2015
James J. Murphy, Jr.

/s/ John S. Eulich	Director	February 27, 2015
John S. Eulich

/s/ William H. Downey	Director	February 27, 2015
William H. Downey

/s/ Robert E. Guest, Jr.	Director	February 27, 2015
Robert E. Guest, Jr.

/s/ Birch M. Mullins	Director	February 27, 2015
Birch M. Mullins

/s/ Sandra A. Van Trease	Director	February 27, 2015
Sandra A. Van Trease

/s/ Michael A. DeCola	Director	February 27, 2015
Michael A. DeCola

/s/ Brenda D. Newberry	Director	February 27, 2015
Brenda D. Newberry

/s/ Judith S. Heeter	Director	February 27, 2015
Judith S. Heeter

/s/ James M. Havel	Director	February 27, 2015
James M. Havel